                                                                  Exhibit (i)(2)

                  Consent of Sutherland Asbill & Brennan LLP

We consent to the reference to our firm under the heading "Counsel and Independent Accountants" in the Statement of Additional Information included in Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A for Sage Life Investment Trust (File No. 333-45293). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

Sutherland Asbill & Brennan LLP

By:  /s/ Kimberly J. Smith
     ---------------------
     Kimberly J. Smith

Washington, D.C.

August 30, 2000